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                                                                   EXHIBIT 10.12

                              CONSULTING AGREEMENT


         This CONSULTING AGREEMENT, dated as of August 31, 1996, among MCM Group, Inc., a Delaware corporation (the "Company"), McCarthy, Crisanti & Maffei, Inc., a New York corporation ("MCM and, together with the Company, the "Company Group"), and Clayton, Dubilier & Rice, Inc., a Delaware corporation ("CD&R").

                              W I T N E S S E T H:

         WHEREAS, CD&R manages a private investment fund known as The Clayton & Dubilier Private Equity Fund IV Limited Partnership, a Connecticut limited partnership ("C&D Fund IV"), and the general partner of C&D Fund IV is Clayton & Dubilier Associates IV Limited Partnership, a Connecticut limited partnership (together with any general partner of any other investment fund managed by CD&R, "C&D Associates");

         WHEREAS, as of the date hereof, VK/AC Holding, Inc., a Delaware corporation ("VK/AC"), has made a distribution of the outstanding Class A Common Stock, par value $.01 per share, of the Company, to its common stockholders in proportion to their respective holdings of VK/AC common stock (such distribution, the "MGI Spin-Off");

         WHEREAS, C&D Fund IV holds a majority of the outstanding shares of common stock of VK/AC and, after giving effect to the MGI Spin-Off, holds a majority of the outstanding shares of common stock of the Company;

         WHEREAS, concurrently with the execution and delivery of this Agreement, each member of the Company Group is entering into an Indemnification Agreement, dated as of the date hereof (the "Indemnification Agreement", to which reference is made for the definitions of capitalized terms used herein without definition), among the Company, MCM, CD&R and C&D Fund IV;

         WHEREAS, CD&R has performed financial, management advisory and other services for the Company and MCM in connection with the MGI Spin-Off, the Management Offering and certain associated transactions, including but not limited to (i) the formation and capitalization of the Company, (ii) the preparation and negotiation of an interim services agreement, a tax sharing agreement, a registration and participation agreement and other agreements relating to the MGI Spin-Off and the grant of the Special MGI Options and MGI Management Options, (iii) the preparation and
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negotiation of subscription and other agreements relating to the Special MGI
Options and the MGI Management Options, (iv) the preparation and circulation of the Information Statement and other materials to the stockholders of VK/AC in connection with the MGI Spin-Off, (v) the preparation and circulation of the Management Offering Memorandum to the MGI Management Investors in connection with the Management Offering, and (vi) the structuring, implementation and consummation of the MGI Spin-Off, the Management Offering and certain associated transactions (such services collectively, the "Transaction Services");

         WHEREAS, each member of the Company Group desires to receive financial and managerial advisory services from CD&R, and CD&R desires to provide such services to each member of the Company Group and their subsidiaries.

         NOW, THEREFORE, in consideration of the premises and the respective agreements hereinafter set forth and the mutual benefits to be derived herefrom, the parties hereto hereby agree as follows:

         1. Engagement. Each member of the Company Group, jointly and severally, hereby engages CD&R as a consultant, and CD&R hereby agrees to provide financial and managerial advisory services to the Company Group and their Subsidiaries, all on the terms and subject to the conditions set forth below.

         2. Services, etc. (a) CD&R hereby agrees during the term of this Agreement to assist, advise and consult with the respective Boards of Directors and management of each member of the Company Group and their subsidiaries in such manner and on such business, management and financial matters, and provide such other financial and managerial advisory services, as may be reasonably requested from time to time by the Board of Directors of any member of the Company Group, including but not limited to assistance in:

         (i) establishing and maintaining banking, legal and other business relationships for each such member and its subsidiaries;

         (ii) developing and implementing corporate and business strategy and planning for each such member and its subsidiaries, including plans and programs for improving operating, marketing and financial performance, budgeting of future corporate investments, acquisition and divestiture strategies, and reorganizational programs;
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         (iii)    arranging future debt and equity financings and refinancings;
                  and

         (iv) providing professional employees to serve as directors or officers of each member of the Company Group.

         (b) Each member of the Company Group will furnish CD&R with such information as CD&R believes appropriate to its engagement hereunder (all such information so furnished being referred to herein as the "Information"). Each member of the Company Group recognizes and confirms that (i) CD&R will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services to be performed hereunder and (ii) CD&R does not assume responsibility for the accuracy or completeness of the Information and such other information.

         3. Compensation; Payment of Expenses. (a) MCM agrees to pay to CD&R, as compensation for services rendered and to be rendered by CD&R hereunder, on behalf of all members of the Company Group, a fee of $150,000 per year (the "Fee"), payable in installments of $12,500 in arrears on the last business day of each month, commencing on September 1, 1996. The Fee may, in the sole discretion of a majority of the members of MCM's Board of Directors who are not affiliated with CD&R, be increased but may not be decreased without the prior written consent of CD&R. If any employee of CD&R shall be elected to serve on the Board of Directors or as an officer of any member of the Company Group or any Subsidiary thereof (a "Designated Director"), in consideration of the Fee being paid to CD&R, CD&R shall cause such Designated Director to waive any and all fees to which such Designated Director would otherwise be entitled as a director or officer for any period for which the Fee or any installment thereof is paid.

         (b) MCM shall reimburse CD&R for such reasonable travel and other out-of-pocket expenses ("Expenses") as may be incurred by CD&R and its employees, agents and advisors in the course or on account of rendering of any services hereunder, including but not limited to any fees and expenses of any legal, accounting or other professional advisors to CD&R engaged in connection with the services being provided hereunder and any expenses incurred by any Designated Director in connection with the performance of his duties. CD&R may submit monthly expense statements, which shall be payable within thirty days.
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         4. Term, etc. (a) This Agreement shall be in effect until, and shall terminate upon, the earlier to occur of (x) the tenth anniversary of the date hereof and (y) the date on which C&D Fund IV no longer owns any shares of the capital stock of the Company, and may be earlier terminated by either party hereto upon 30 days' prior written notice to the other party hereto. The provisions of this Agreement shall survive any termination of this Agreement, except for the provisions of Section 1, Section 2(a), the first sentence of
Section 2(b) and (solely as to any portion of the Fee or any Expense not paid or reimbursed prior to such termination and required to be paid or reimbursed thereafter pursuant to Section 4(c) hereof) Section 3 hereof.

         (b) Upon any consolidation or merger, or any conveyance, transfer or lease of all or substantially all of the assets of any member of the Company Group, the successor corporation formed by such consolidation or into which such member of the Company Group is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, such member of the Company Group under this Agreement with the same effect as if such successor corporation had been a party thereto. No such consolidation, merger or conveyance, transfer or lease of all or substantially all of the assets of any member of the Company Group shall have the effect of terminating this Agreement or of releasing such member of the Company Group or any such successor corporation from its obligations hereunder.

         (c) Upon any termination of this Agreement, any accrued and unpaid installment of the Fee or portion thereof (pro rated, with respect to the month in which such termination occurs, for the portion of such month that precedes such termination), and any unpaid and unreimbursed Expenses that shall have been incurred prior to such termination (whether or not such Expenses shall then have become payable), shall be immediately paid or reimbursed, as the case may be, by the Company. In the event of the liquidation of MCM, all amounts due CD&R hereunder shall be paid to CD&R before any liquidating distributions or similar payments are made to stockholders of MCM.

         5. Indemnification. (a) Each member of the Company Group confirms and reaffirms its obligations pursuant to the Indemnification Agreement. Without limiting the generality of the foregoing, each member of the Company Group confirms and agrees that (a) it shall indemnify, defend and hold harmless CD&R, C&D Fund IV, C&D Associates, their respective successors and assigns and each of the respective directors, officers, partners, employees, agents,
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advisors, representatives and controlling persons (within the meaning of the
Securities Act of 1933, as amended) of CD&R, C&D Fund IV and C&D Associates and their respective successors and assigns (collectively, "Indemnitees") from and against any and all claims, obligations, liabilities, causes of action, actions, suits, proceedings, investigations, judgments, decrees, losses, damages, fees, costs and expenses (including without limitation interest, penalties and fees and disbursements of attorneys, accountants, investment bankers and other professional advisors) (collectively, "Obligations"), whether incurred with respect to third parties or otherwise, in any way resulting from, arising out of or in connection with, based upon or relating to, the performance of the Transaction Services or the services contemplated hereby, except to the extent that any such Obligation is found in a final judgment by a court having jurisdiction to have resulted from the gross negligence or intentional misconduct of CD&R, (b) no Indemnitee shall have any liability (whether direct or indirect, in contract or tort or otherwise) to a member of the Company Group or any Subsidiary thereof or their respective security holders or creditors with respect to any Obligation in any way resulting from, arising out of or in connection with, based upon or relating to, the performance of the Transaction Services or the services contemplated hereby, except to the extent that any such Obligation is found in a final judgment by a court having jurisdiction to have resulted from the gross negligence or intentional misconduct of CD&R, and (c) the rights of each Indemnitee to be indemnified under any agreement, document, certificate or instrument or applicable law are independent of and in addition to any rights of such Indemnitee under any other agreement, document, certificate or instrument or applicable law.

         (b) Each member of the Company Group agrees to advance costs and expenses, including attorneys' fees, incurred by CD&R (acting on its own behalf or, if requested by any such Indemnitee other than itself, on behalf of such Indemnitee) or any Indemnitee in defending any claim relating to any Obligation in advance of the final disposition of such claim within 30 days of receipt from CD&R of (i) a notice setting forth the amount of such costs and expenses (a "Payment Notice") and (ii) an undertaking by or on behalf of CD&R or such Indemnitee to repay amounts so advanced if it shall ultimately be determined that CD&R or such Indemnitee is not entitled to be indemnified by the Company as authorized by this Agreement. CD&R may submit Payment Notices to MCM monthly, and MCM shall forward any such notice to each other member of the Company Group.
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         6. Independent Contractor Status. The parties agree that CD&R shall perform services hereunder as an independent contractor, retaining control over and responsibility for its own operations and personnel. Neither CD&R nor any of its employees or agents shall, solely by virtue of this Agreement or the arrangements hereunder, be considered employees or agents of any member of the Company Group or any Subsidiary thereof nor shall any of them have authority to contract in the name of a member of or bind any member of the Company Group or any Subsidiary thereof, except (a) to the extent that any professional employee of CD&R may be serving as a director or an officer of a member of the Company Group or any Subsidiary thereof pursuant to Section 2(a)(iv) hereof or (b) as expressly agreed to in writing by a member of the Company Group. Any duties of CD&R arising out of its engagement to perform services hereunder shall be owed solely to the Company Group.

         7. Notices. Any notice or other communication required or permitted to be given or made under this Agreement by one party to the other parties shall be in writing and shall be deemed to have been duly given and effective (i) on the date of delivery if delivered personally or (ii) when sent if sent by prepaid telegram, or mailed first-class, postage prepaid, registered or certified mail, or facsimile transmission as follows (or to such other address as shall be given in writing by one party to the other parties in accordance herewith):

         If to the Company, to:

                  MCM Group, Inc.
                  c/o McCarthy, Crisanti & Maffei, Inc.
                  One Chase Manhattan Plaza
                  37th Floor
                  New York, NY  10005
                  Facsimile:  (212) 908-4345
                  Telephone:  (212) 908-4320

                           Attention:  David D. Nixon

         If to MCM, to:

                  McCarthy, Crisanti & Maffei, Inc.
                  One Chase Manhattan Plaza
                  37th Floor
                  New York, NY  10005
                  Facsimile:  (212) 908-4345
                  Telephone:  (212) 908-4320
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                  Attention:  David D. Nixon

         If to CD&R, to:

                  Clayton, Dubilier & Rice, Inc.
                  375 Park Avenue
                  18th Floor
                  New York, New York 10152
                  Telephone:  (212) 407-5200
                  Telecopy:   (212) 407-5252

                  Attention:  Alberto Cribiore

         With a copy to:

                  Debevoise & Plimpton
                  875 Third Avenue
                  New York, New York 10022
                  Telephone: (212) 909-6000
                  Telecopy: (212) 909-6836

                  Attention:  Franci J. Blassberg, Esq.

         8. Entire Agreement. This Agreement, together with the Indemnification Agreement, (a) contains the complete and entire understanding and agreement of CD&R and each member of the Company Group with respect to the subject matter hereof and (b) supersedes all prior and contemporaneous understandings, conditions and agreements, oral or written, express or implied, in respect of the subject matter hereof, including but not limited to in respect of the engagement of CD&R in connection with the subject matter hereof. There are no representations or warranties of CD&R in connection with this Agreement or the services to be provided hereunder, except as expressly made and contained in this Agreement.

         9. Headings. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

         10. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

         11. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns and to each Indemnitee, provided that none of CD&R or any member of the Company Group may assign any of its
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rights or obligations under this Agreement without the express written consent of the other party hereto. This Agreement is not intended to confer any right or remedy hereunder upon any person other than the parties to this Agreement and their respective successors and permitted assigns and each Indemnitee.

         12. Governing Law. This Agreement shall be deemed to be a contract made under, and is to be governed and construed in accordance with, the laws of the State of New York, without regard to the conflict of laws principles or rules thereof. Each member of the Company Group and CD&R hereby irrevocably submit to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of America, in each case located in the State, City and County of New York, solely in respect of the interpretation and enforcement of the provisions of this Agreement, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement may not enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court. Each member of the Company Group and CD&R hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 7, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

         13. Waiver of Jury Trial. Each party hereto acknowledges and agrees that any controversy that may arise under this Agreement is likely to involve complicated and difficult issues, and therefore it hereby irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, or the breach, termination or validity of this Agreement, or the transactions contemplated by this Agreement. Each party certifies and acknowledges that (a) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (b) it understands and has considered the implications of this waiver, (c) it makes this waiver voluntarily, and (d) it has been induced to enter into this Agreement by, among other
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things, the mutual waivers and certifications contained in this Section 13.

         14. Amendment; Waivers. No amendment, modification, supplement or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party or Indemnitee against whom enforcement of the amendment, modification, supplement, discharge or waiver is sought (and in the case of a member of the Company Group, approved by resolution of the Board of Directors or the sole stockholder of such member of the Company Group). Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party or Indemnitee granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto or any Indemnitee of a breach of or a default under any of the provisions of this Agreement, nor the failure by any party hereto or any Indemnitee on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right, powers or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights, power or privileges hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party or Indemnitee may otherwise have at law or in equity or otherwise.
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         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                    MCM GROUP, INC.


                                    By: /s/ David Nixon
                                       -------------------------------
                                       Name: David Nixon
                                       Title: President and Chief
                                          Executive Officer



                                    McCARTHY, CRISANTI &
                                    MAFFEI, INC.


                                    By: /s/ David Nixon
                                       -------------------------------
                                       Name: David Nixon
                                       Title: President and Chief
                                          Executive Officer



                                    CLAYTON, DUBILIER & RICE, INC.


                                    By: /s/ Alberto Cribiore
                                       -------------------------------
                                       Name:
                                       Title: